SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material under Rule14a-12

Emerging Markets Growth Fund, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

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(4) Date Filed:

Emerging Markets Growth Fund, Inc.

Meeting of Shareholders — October 22, 2014

Important notice

A meeting of shareholders of Emerging Markets Growth Fund, Inc. will take place on October 22, 2014. It is very important that you take a few minutes to read the enclosed material in full and vote your shares as soon as possible. Registered investment companies are required to obtain shareholders’ approval for certain issues and as a shareholder, you have the right to vote on these matters.

While you are welcome to attend the meeting, most shareholders cast their vote by completing and signing the enclosed proxy card, or by voting via telephone or the Internet. The shareholder meeting is expected to be very brief because there will be no planned investment discussion. Please call Brooke Bennett at (213) 486-9438 if you plan to attend, would like to obtain directions, or have any other questions. Regardless of your decision to attend at this time, please cast your vote as soon as possible. Voting now will ensure that your vote is counted if you are unable to attend, and will not prevent you from attending the meeting and voting in person.

Please do not hesitate. Vote your shares today. Your prompt response will help reduce proxy costs — which are paid for by the Fund — and will also help you avoid receiving follow-up telephone calls or mailings. Voting by the Internet or telephone lowers the Fund’s proxy costs even further.

Thank you.

Sincerely,

Laurie D. Neat

Secretary

Emerging Markets Growth Fund, Inc.

Notice of Meeting of Shareholders

October 22, 2014

To the Shareholders of Emerging Markets Growth Fund, Inc.:

Notice is hereby given that a meeting of shareholders of Emerging Markets Growth Fund, Inc., a Maryland corporation (the “Fund”), will be held at 11:00 a.m. local time on Wednesday, October 22, 2014, at 333 South Hope Street, Los Angeles, California 90071.

At the meeting, shareholders will be asked to vote on proposals that will benefit the Fund by:

-	Allowing the conversion of the Fund to an open-end, daily-valued fund

-	Updating and modernizing certain of the Fund’s investment policies

Shareholders of record of the Fund at the close of business on August 18, 2014, are entitled to notice of, and to vote at, the meeting or any adjournment thereof.

In accordance with the Fund’s By-Laws, the proposed business cannot be conducted at the meeting unless the holders of a majority of the outstanding shares of the Fund on the record date are present in person or by proxy. Therefore, please mark, sign, date and return the enclosed proxy card, or cast your vote by telephone or the Internet, as soon as possible. You may revoke your proxy at any time before its use.

By order of the Board of Directors,

Laurie D. Neat
Secretary

August 28, 2014

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Important Notice Regarding the Availability of Proxy Materials

For the Emerging Markets Growth Fund Shareholder Meeting

To be Held on October 22, 2014

In addition to the full set of proxy materials being delivered to you by mail, the proxy materials are also available on a publicly accessible website, where you can view and print the materials at any time.

The proxy materials for the meeting are available at:

https://www.proxy-direct.com/emg-25901

On this site you can view the Proxy Statement and Form of Proxy. Please follow the steps outlined on the website.

You can help the Fund avoid the expense of further proxy solicitation by promptly voting your shares using one of three convenient methods: (i) by calling the toll-free number as described in the enclosed insert; (ii) by accessing the Internet as described above and in the enclosed insert; or (iii) by marking, signing, dating and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States.

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Proxy Statement

Meeting of Shareholders

October 22, 2014

The enclosed proxy is solicited by the Board of Directors (the “Board”) of Emerging Markets Growth Fund, Inc. (the “Fund”) in connection with the meeting of shareholders to be held at 11:00 a.m. local time on Wednesday, October 22, 2014, at 333 South Hope Street, Los Angeles, California 90071.

At a Board meeting held on July 31, 2014, the Board unanimously approved and recommended that you vote “FOR” all the Proposals described below.

As summarized below, shareholders are being asked to vote on:

  Eliminating certain of the Fund’s fundamental policies in connection with converting the Fund to an open-end, daily-valued fund (Proposal 1)
  Updating certain of the Fund’s fundamental investment policies (Proposal 2)
    The policy regarding borrowing (Sub-Proposal 2A)
    The policy regarding issuance of senior securities (Sub-Proposal 2B)
    The policy regarding underwriting (Sub-Proposal 2C)
    The policy regarding investments in commodities or real estate (Sub-Proposal 2D)
    The policy regarding lending (Sub-Proposal 2E)
    The policy regarding industry concentration (Sub-Proposal 2F)
  Eliminating certain of the Fund’s fundamental investment policies (Proposal 3)

The Board knows of no other business that will be presented for consideration at the meeting. If any other matter is properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment. This Proxy Statement and proxy card are being mailed to shareholders on or about August 28, 2014. Each share of the Fund is entitled to one vote, and a proportionate fractional vote for each fractional share held, with respect to each of Proposal 1, Sub-Proposals 2A through 2F and Proposal 3.

Approval of each of Proposal 1, Sub-Proposals 2A-2F and Proposal 3 requires the affirmative vote of a “majority of the outstanding shares” of the Fund, which means the affirmative vote of the lesser of (i) 67% or more of the Fund shares present or represented by proxy at the Shareholder meeting, if more than 50% of the Fund’s outstanding shares are present or represented by proxy, or (ii) more than 50% of the outstanding shares of the Fund.

If you complete, sign, and mail the enclosed proxy card in the postage-paid envelope provided, or record your vote via telephone or the Internet in time to be voted at the meeting, your shares will be voted exactly as you instruct. If you simply sign the proxy card without otherwise completing it, your shares will be voted “for” all proposed action(s). Your proxy can be revoked at any time before its exercise, either by filing with the Fund a written notification of revocation, by delivering a duly executed proxy card, by delivering a telephonic or Internet vote bearing a later date, or by attending the meeting and voting in person. All shares that are present in person or by proxy, whether or not voted, are treated as being present at the meeting for purposes of obtaining the quorum necessary to hold the meeting. Broker “non-votes” (i.e., proxies received from brokers or nominees indicating that

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they have not received instructions from the beneficial owner or other person entitled to vote shares) are not counted for the purposes of obtaining the necessary quorum, nor are they counted as part of the vote necessary to approve the proposals.

To obtain the necessary representation at the meeting, supplementary solicitations may be made by mail, telephone, facsimile, electronic or other means of communication, by Officers or employees of the Fund or its affiliates, or proxy solicitation firms.

If sufficient votes are not received by the meeting date, the persons named as proxies may propose one or more adjournments of the meeting in accordance with applicable law, to permit further solicitation of proxies. The persons named as proxies may vote all proxies in favor of such adjournment.

General Information

The Fund is a diversified open-end interval management investment company (“open-end interval fund”). In accordance with an order from the U.S. Securities and Exchange Commission (“SEC”) permitting the Fund to operate as an open-end interval fund, the Fund redeems its shares at monthly intervals. At the close of business on August 18, 2014, the record date fixed by the Board for the determination of shareholders entitled to notice of and to vote at the meeting, there were [XXXXXXXX] outstanding shares of capital stock, the only authorized class of securities of the Fund.

Attached as Appendix A is a table that identifies those investors who owned or were known to own beneficially 5% or more of the outstanding shares of the Fund as of July 31, 2014.

Capital International, Inc. is the investment adviser to the Fund, and is located at: 11100 Santa Monica Boulevard, 15th Floor, Los Angeles, California 90025; 333 South Hope Street, Los Angeles, California 90071; and 6455 Irvine Center Drive, Irvine, California 92618. The Fund’s principal underwriter is American Funds Distributors, Inc., which is located at 333 South Hope Street, Los Angeles, California 90071.

The address for all Officers of the Fund is 11100 Santa Monica Boulevard, 15th Floor, Los Angeles, California, 90025-3384, Attention: Secretary of the Fund.

The enclosed proxy is solicited by and on behalf of the Board of the Fund. The Fund will pay the cost of soliciting proxies, consisting of printing, handling and mailing of the proxies and related materials. In addition to solicitation by mail, certain Officers and Directors of the Fund or associates of the adviser’s affiliates who will receive no extra compensation for their services may solicit by telephone, facsimile, electronic or other means of communication. The Fund has retained Computershare Limited, 480 Washington Blvd., Jersey City, NJ 07310, to solicit proxies and tally shareholder votes at an anticipated cost of $4,622 plus postage expenses.

We urge all shareholders to vote their shares by mail, telephone, or the Internet. If voting by mail, please mark, sign, date and return the proxy card in the enclosed envelope, which requires no postage if mailed in the United States. To vote your proxy by telephone or the Internet, please follow the instructions that appear on the enclosed insert.

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JOINT PROXY STATEMENT

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PROPOSAL 1: ELIMINATE THE REDEMPTION AND OPEN-END INTERVAL FUND LIQUIDITY FUNDAMENTAL POLICIES IN CONNECTION WITH THE CONVERSION TO AN OPEN-END, DAILY-VALUED FUND

INTRODUCTION TO PROPOSAL 1

The Fund was organized as a Maryland corporation on March 10, 1986, for the purpose of investing in developing country securities. It was originally organized as a closed-end management investment company, principally due to concerns about the liquidity of the Fund’s investments in emerging markets. As the Fund developed investment expertise and grew over time, it became desirable to offer additional liquidity to the Fund’s shareholders. Accordingly, the Fund converted to its current open-end interval management investment company structure effective July 1, 1999. In accordance with an exemptive order from the SEC permitting the Fund to operate as an open-end interval fund, the Fund offers its shareholders the opportunity to request the redemption of their shares on a monthly basis at net asset value.

As part of the Fund’s continuing evolution, the Board of Directors has approved converting the Fund to an open-end, daily valued mutual fund. Under this structure, shareholders would have the opportunity to purchase and sell shares of the Fund each day the New York Stock Exchange is open for trading (a “trading day”). The Board believes this conversion will provide benefits to the Fund and its shareholders. For example, it will provide shareholders greater flexibility to purchase and redeem Fund shares. Shareholders will also have greater transparency to the current net asset value of the Fund as a result of daily pricing of the Fund’s shares. In addition, converting the Fund will align the Fund more closely with industry standards.

The proposed conversion is not expected to materially change the manner in which the Fund is currently managed, nor will there be any changes to the current portfolio management team, transfer agent, custodian of the Fund, or the management fees paid by the Fund.

In order to effect the Fund’s conversion to an open-end, daily valued fund, the Board is requesting that shareholders approve the elimination of two fundamental policies of the Fund related to processing redemptions and maintaining liquidity that are currently required as conditions of the Fund’s exemptive relief to operate as an open-end interval fund. Under the Investment Company Act of 1940, as amended (the “1940 Act”), “fundamental” policies may be changed or eliminated only if shareholders approve such action.

1) The “Redemption Policy” provides for monthly redemptions with advance notice requirements. This Policy provides the framework for the Fund’s current open-end interval fund structure. If the Redemption Policy is eliminated, the Fund would accept orders to purchase and redeem Fund shares each trading day as described in its prospectus. The Board recommends the elimination of the Redemption Policy.

2) The “Open-End Interval Fund Liquidity Policy” was introduced to require greater liquidity at the time the Fund transitioned from a closed-end fund, for which there were no legal liquidity requirements, to an open-end interval fund. The policy requires that at least 85% of the Fund’s net assets will either mature by the next redemption payment date or be capable of being sold within a month-long period (between the redemption request deadline and the payment date)

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at approximately the price used to compute the Fund’s net asset value. As an open-end daily value fund, the policy will no longer be relevant, and the Fund will be subject to applicable SEC staff guidance, which limits illiquid holdings to a maximum 15% of a fund’s net assets. The Board therefore recommends eliminating the Open-End Interval Fund Liquidity Policy.

While the Fund anticipates paying redemptions in cash, the investment adviser reserves the right to pay the redemption price in whole or in part by distribution of certain of the Fund's portfolio securities. In addition, the Fund may delay the payment of redemption proceeds for up to seven days, which may apply to large redemptions received without notice or during unusual market conditions.

If Proposal 1 is approved by shareholders of the Fund, the elimination of the Redemption Policy and Open-End Interval Fund Liquidity Policy will be effective as of the date the Fund’s registration statement is updated to reflect such changes, which is anticipated to be on or about October 28, 2014. The Board of the Fund recommends that you vote “FOR” Proposal 1.

PROPOSAL 1

Eliminate the following fundamental policies:

Redemption Policy

The Fund redeems its shares at monthly intervals. You may send your redemption request to the Fund at any time. The Fund accepts redemption requests received in good order at, or prior to, the close of business (5:00 p.m. Pacific time) on the first business day of each month (the “Redemption Request Deadline”). Your redemption request will become irrevocable at the Redemption Request Deadline. You may, however, revoke your redemption request at any time prior to the Redemption Request Deadline. A redemption request will not be properly revoked unless the Fund receives, prior to the Redemption Request Deadline, a written revocation by postal or commercial delivery or by fax at (310) 996-6511. Your shares will be redeemed at the price determined as of the close of business (approximately 4:00 p.m. Eastern time) on the last business day of the month in which your redemption request became effective (the “Redemption Pricing Date”). The Fund will pay the proceeds of your redemption request within seven (7) calendar days after the Redemption Pricing Date (the “Redemption Payment Date”).

Open-End Interval Fund Liquidity Policy

The Fund has adopted, as a fundamental policy, liquidity procedures designed to more easily provide for redemptions, although there can be no guarantee of that result. The Fund’s liquidity policy requires that the Fund maintain a portfolio of securities such that as of each day on which the Fund’s assets are valued for purposes of calculating its net asset value, at least 85% of the Fund’s net assets will either: (i) mature by the next Redemption Payment Date; or (ii) be capable of being sold between the Redemption Request Deadline and the Redemption Payment Date at approximately the price used in computing the Fund’s net asset value.

THE BOARD RECOMMENDS THAT YOU

VOTE “FOR” PROPOSAL 1.

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PROPOSAL 2: UPDATE CERTAIN FUNDAMENTAL INVESTMENT POLICIES

(THIS PROPOSAL INVOLVES SUB-PROPOSALS 2A THROUGH 2F)

The Fund’s existing fundamental investment policies, together with the recommended changes to such policies and restrictions, are detailed in Appendix B.

INTRODUCTION TO PROPOSAL 2

In anticipation of converting the Fund to an open-end, daily valued fund, the Board proposes to update certain other fundamental investment policies of the Fund. These changes are intended to modernize the Fund’s fundamental investment policies and provide the Fund with flexibility to respond to changing market conditions.

Currently, the Fund is subject to a number of fundamental investment policies that are more restrictive than those required under present law or merely restate present law, but do not accommodate future changes, if any, in the law. The proposed fundamental investment policies are generally written with reference to the 1940 Act, the rules and regulations and SEC interpretations thereof. As a result, the proposed policies will allow management of the Fund to be adjusted in response to changes in applicable law or SEC guidance without incurring the delay and expense of holding shareholder meetings to revise fundamental investment policies that have become outdated or inappropriate.

The proposed fundamental investment policies described in Sub-Proposals 2A through 2F cover those areas for which the 1940 Act requires the Fund to have fundamental investment policies. The adoption of the proposed policies would not affect the Fund’s investment objectives or its principal investment strategies. Although the proposed policies are expected to give the Fund greater flexibility to respond to changes in applicable law and SEC guidance, the Board does not anticipate that the proposed policies, individually or in the aggregate, will result in a material change in the current level of investment risk associated with an investment in the Fund, nor does the Board anticipate that the proposed policies will materially change the manner in which the Fund is currently managed and operated. However, as is currently the case, the Board, typically upon the recommendation of the Fund’s investment adviser, may change or modify the way the Fund is managed in the future, as contemplated by the proposed amendments to, or elimination of, the applicable investment policies. If the Board in the future modifies materially the way the Fund is managed to take advantage of such increased flexibility, the Fund will make the necessary disclosures to shareholders, including amending its prospectus and/or statement of additional information (“SAI”), as appropriate.

Any Sub-Proposal that is approved by shareholders of the Fund will be effective as of the date the Fund’s registration statement is updated to reflect such changes to the Fund’s fundamental investment policies, which is anticipated to be on or about October 28, 2014. If a Sub-Proposal is approved, the Fund’s bylaws will be amended to reflect the updated fundamental investment policies. If any Sub-Proposal is not approved by shareholders, the current fundamental investment policy or policies to which such Sub-Proposal relates will remain in effect. The Board of the Fund recommends that you vote “FOR” Proposal 2, including each Sub-Proposal described below.

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SUB-PROPOSAL 2A: THE POLICY REGARDING BORROWING

Proposed fundamental investment policy:

The Fund may not borrow money except as permitted by (i) the 1940 Act and the rules and regulations thereunder, or other successor law governing the regulation of registered investment companies, or interpretations or modifications thereof by the by the U.S. Securities and Exchange Commission (“SEC”), SEC staff or other authority of competent jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority of competent jurisdiction.

The 1940 Act imposes certain limitations on borrowing activities of investment companies. In addition, a fund’s borrowing limitations must be reflected in its fundamental policies. The 1940 Act limitations on borrowing are generally designed to protect shareholders and their investments by restricting a fund’s ability to subject its assets to the claims of creditors who, under certain circumstances, might have a claim to the fund’s assets that would take precedence over the claims of shareholders.

Under the 1940 Act, an open-end fund may borrow up to 33 1/3% of its total assets (including the amount borrowed) from banks for any purpose and may also borrow up to 5% of its total assets from banks or other lenders for temporary purposes. In addition, a fund must maintain at all times asset coverage of at least 300% of the amount of its borrowings from banks for any purpose. Generally, a loan is considered temporary if it is repaid within 60 days. Funds typically borrow money to meet redemptions or for other short-term cash needs in order to avoid forced, unplanned sales of portfolio securities. This technique allows a fund greater flexibility by allowing its manager to continue to buy and sell portfolio securities primarily for investment or tax considerations, rather than for cash flow considerations.

The proposed fundamental investment policy would prohibit borrowing money, except to the extent permitted by the 1940 Act or other successor law, or any rule, exemption or interpretation thereunder issued by an appropriate authority. By so amending this policy, the Fund would not be unnecessarily limited if the investment adviser determines that borrowing is in the best interests of the Fund and its shareholders. To the extent that the Fund utilizes the additional borrowing flexibility, the Fund may be subject to some additional costs and risks inherent to borrowing, such as reduced total return and increased volatility. The additional costs and risks to which the Fund may be exposed are limited, however, by the borrowing limitations imposed by the 1940 Act and any other law, rule, exemption or interpretation thereof that may be applicable.

The investment adviser has advised the Board that the proposed revisions to the fundamental investment policy on borrowing, if adopted, are not expected to affect materially the manner in which the Fund’s investment strategy is being conducted at this time, as reflected in the Fund’s prospectus and/or SAI.

THE BOARD RECOMMENDS THAT YOU

VOTE “FOR” SUB-PROPOSAL 2A.

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SUB-PROPOSAL 2B: THE POLICY REGARDING THE ISSUANCE OF SENIOR SECURITIES

Proposed fundamental investment policy:

The Fund may not issue senior securities except as permitted by (i) the 1940 Act and the rules and regulations thereunder, or other successor law governing the regulation of registered investment companies, or interpretations or modifications thereof by the SEC, SEC staff or other authority of competent jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority of competent jurisdiction.

The 1940 Act requires the Fund to have an investment policy describing its ability to issue senior securities. A “senior security” is an obligation of a fund, with respect to its earnings or assets, that takes precedence over the claims of the fund’s shareholders with respect to the same earnings or assets. The 1940 Act generally prohibits an open-end fund from issuing senior securities in order to limit the fund’s ability to use leverage. In general, leverage occurs when a fund borrows money to enter into securities transactions or acquires an asset without being required to make payment until a later time.

SEC staff interpretations allow an open-end fund under certain conditions to engage in a number of types of transactions that might otherwise be considered to create “senior securities” — for example, short sales, certain options and futures transactions, reverse repurchase agreements and securities transactions that obligate the fund to pay money at a future date (such as when-issued, forward commitment or delayed delivery transactions). According to SEC staff interpretations, when engaging in these types of transactions, in order to avoid creating a senior security, an open-end fund must either (i) mark on its books or its custodian’s books, or segregate with its custodian bank, cash or other liquid securities to cover its future obligations, or (ii) otherwise cover such obligation, in accordance with guidance from the SEC. This requirement limits the amount of a fund’s assets that may be invested in these types of transactions and the fund’s exposure to the risks associated with senior securities.

The Fund’s current fundamental investment policy relating to issuing senior securities is substantially similar to the proposed fundamental investment policy. The Board is proposing the new policy as part of the entire package of fundamental investment policies for the Fund. The Fund has no present intention of changing its current investment strategies regarding transactions that may be interpreted as resulting in the issuance of senior securities. Therefore, the Board does not anticipate that approving the new policy will result in additional material risk to the Fund.

THE BOARD RECOMMENDS THAT YOU

VOTE “FOR” SUB-PROPOSAL 2B.

SUB-PROPOSAL 2C: THE POLICY REGARDING UNDERWRITING

Proposed fundamental investment policy:

The Fund may not underwrite the securities of other issuers except as permitted by (i) the 1940 Act and the rules and regulations thereunder, or other successor law governing the regulation of registered investment companies, or interpretations or modifications thereof

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by the SEC, SEC staff or other authority of competent jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority of competent jurisdiction.

Under the 1940 Act, the Fund’s policy concerning underwriting is required to be a fundamental investment policy. Under the federal securities laws, a person or company generally is considered to be an underwriter if the person or company participates in the public distribution of securities of other issuers, which involves purchasing the securities from another issuer with the intention of reselling the securities to the public. From time to time, an investment company may purchase securities in a private transaction for investment purposes and later sell or redistribute the securities to institutional investors. Under these or other circumstances, the Fund could possibly be considered to be within the technical definition of an underwriter under the federal securities laws. SEC staff interpretations have clarified, however, that resales of privately placed securities by institutional investors, such as the Fund, do not make the institutional investor an underwriter in these circumstances. In addition, under certain circumstances, the Fund may be deemed to be an underwriter of its own securities.

The 1940 Act permits a fund to have underwriting commitments of up to 25% of its assets under certain circumstances. The proposed policy relating to underwriting would permit the Fund to engage in underwriting to the fullest extent permitted by the 1940 Act and related interpretations, and thus would give the Fund greater flexibility to respond to future investment opportunities, subject to its investment objectives and strategies.

The investment adviser has advised the Board that the proposed revisions to the fundamental investment policy on underwriting, if adopted, are not expected to affect materially the manner in which the Fund’s investment strategy is being conducted at this time, as reflected in the Fund’s prospectus and/or SAI.

THE BOARD RECOMMENDS THAT YOU

VOTE “FOR” SUB-PROPOSAL 2C.

SUB-PROPOSAL 2D: THE POLICY REGARDING INVESTMENTS IN COMMODITIES OR REAL ESTATE

Proposed fundamental investment policy:

The Fund may not purchase or sell commodities or real estate except as permitted by (i) the 1940 Act and the rules and regulations thereunder, or other successor law governing the regulation of registered investment companies, or interpretations or modifications thereof by the SEC, SEC staff or other authority of competent jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority of competent jurisdiction.

Under the 1940 Act, a fund’s policies regarding investments in commodities or real estate must be designated as fundamental investment policies. The 1940 Act does not prohibit an investment company from investing in real estate, either directly or indirectly, or from owning commodities, whether physical commodities or contracts related to physical commodities (such as precious metals, oil or grains and related futures contracts) or financial commodities and contracts related to financial commodities (such as currencies or currency futures). However, SEC staff interpretations generally limit an open-end fund’s ability to invest in illiquid

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securities to no more than 15% of the fund’s net assets. Real estate is generally considered illiquid and physical commodities may be considered illiquid.

The proposed policy would permit the Fund to invest in securities secured by real estate or interests therein, as well as to invest in securities of issuers that invest, deal or otherwise engage in transactions in real estate or interests therein, including real estate limited partnership interests. The proposed policy would also permit the Fund to hold and sell real estate, subject to the limits on illiquid securities mentioned above. The proposed policy would also permit the Fund to purchase or sell financial commodities and contracts related to financial commodities to the fullest extent permitted by the 1940 Act and related interpretations. Pursuant to the Fund’s current policy, the Fund may purchase securities of companies which invest or deal in real estate or commodities, contracts related to financial commodities such as forward currency contracts generally for hedging purposes, as well as securities which are secured by real estate or commodities.

Modifying the Fund’s real estate restriction may increase the Fund’s exposure to certain risks inherent to investments in real estate, such as relative illiquidity, difficulties in valuation, and greater price volatility, to the extent the Fund invests in real estate. The values of commodities and commodity-related instruments may be extremely volatile and may be affected either directly or indirectly by a variety of factors, including overall market movements and other factors affecting the value of a particular industry or commodity, such as weather, disease, embargo or political and regulatory developments. These factors may have a larger impact on commodity prices and commodity-linked instruments than on traditional investments.

The investment adviser has advised the Board that it has no current intention of recommending that the Fund invest directly in real estate or commodities as permitted by the proposed change in fundamental investment policy. Therefore the proposed fundamental investment policy on investments in real estate or commodities, if adopted, is not expected to affect materially the manner in which the Fund’s investment strategy is being conducted at this time, as reflected in the Fund’s prospectus and/or SAI.

THE BOARD RECOMMENDS THAT YOU

VOTE “FOR” SUB-PROPOSAL 2D.

SUB-PROPOSAL 2E: THE POLICY REGARDING LENDING

Proposed fundamental investment policy:

The Fund may not make loans except as permitted by (i) the 1940 Act and the rules and regulations thereunder, or other successor law governing the regulation of registered investment companies, or interpretations or modifications thereof by the SEC, SEC staff or other authority of competent jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority of competent jurisdiction.

Under the 1940 Act, a fund must describe, and designate as fundamental, its policy with respect to making loans. In addition to a loan of cash, the term “loan” may, under certain circumstances, be deemed to include certain transactions and investment-related practices. Among those transactions and practices is the lending of portfolio securities, the purchase of certain debt instruments and the purchase of certain high-quality, liquid obligations with a

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simultaneous agreement by the seller to repurchase them at the original purchase price plus accrued interest (repurchase agreements). If a fund adopts a fundamental investment policy that prohibits lending, the fund may still invest in debt securities, enter into securities lending transactions, and enter into repurchase agreements if it provides for an exception from the general prohibition.

The 1940 Act does not prohibit a fund from making loans. SEC interpretations, however, currently prohibit a mutual fund from lending more than 33 1/3% of its total assets, except through the purchase of debt obligations or the use of repurchase agreements. In addition, under SEC staff interpretations, lending by an investment company, under certain circumstances, may also give rise to issues relating to the issuance of senior securities. To the extent that the Fund enters into lending transactions under these limited circumstances, the Fund will continue to be subject to the limitations imposed under the 1940 Act regarding the issuance of senior securities. (See Sub-Proposal 2B above.)

The revised policy, if adopted, will allow the Fund to lend money and other assets to the fullest extent permitted by the 1940 Act and related interpretations. While lending securities may be a source of income to the Fund, as with other extensions of credit, there are risks of delay in recovery or even loss of rights in the underlying securities should the borrower fail financially. Further, collateral received to secure loaned securities could lose value, impacting the Fund’s investment results. Loans would be made, however, only when the investment adviser believes the income justifies the attendant risk, if at all. The revised policy will not prevent the Fund from purchasing or investing in debt securities and loan obligations, or from engaging in repurchase agreements, within its investment parameters.

The Fund does not currently have securities lending arrangements and the investment adviser has advised the Board that the proposed revisions to the fundamental investment policy on lending, if adopted, are not expected to affect materially the manner in which the Fund’s investment strategy is being conducted at this time, as reflected in the Fund’s prospectus and/or SAI.

THE BOARD RECOMMENDS THAT YOU

VOTE “FOR” SUB-PROPOSAL 2E.

SUB-PROPOSAL 2F: THE POLICY REGARDING INDUSTRY CONCENTRATION

Proposed fundamental investment policy:

The Fund may not purchase the securities of any issuer if, as a result of such purchase, the Fund’s investments would be concentrated in any particular industry, except as permitted by (i) the 1940 Act and the rules and regulations thereunder, or other successor law governing the regulation of registered investment companies, or interpretations or modifications thereof by the SEC, SEC staff or other authority of competent jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority of competent jurisdiction.

Under the 1940 Act, a fund’s policy regarding concentration of investments in the securities of companies in any particular industry must be a fundamental investment policy. While the 1940 Act does not define concentration, the SEC staff takes the position that a fund “concentrates”

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its investments if it invests 25% or more of its total assets in one or more issuers conducting their principal activities in any particular industry. An investment company is not permitted to concentrate its investments in any particular industry unless it discloses its intention to do so. It is possible that interpretations of industry concentration could change in the future.

The proposed restriction reflects a more modernized approach to industry concentration, and provides the Fund with investment flexibility that ultimately is expected to help the Fund respond to future legal, regulatory, market or technical changes. In addition, the Board may from time to time establish guidelines regarding industry classifications. The proposed policy will permit investment without limit in the securities of the U.S. government and its agencies and instrumentalities since issuers of these securities are not considered to be members of any industry.

The investment adviser has advised the Board that it does not currently intend to invest more than 25% of its total assets in any industry. Further, the investment adviser has advised the Board that the proposed revisions to the fundamental investment policy on industry concentration, if adopted, are not expected to affect materially the manner in which the Fund’s investment strategy is being conducted at this time, as reflected in the Fund’s prospectus and/or SAI.

THE BOARD RECOMMENDS THAT YOU

VOTE “FOR” SUB-PROPOSAL 2F.

PROPOSAL 3: ELIMINATE CERTAIN FUNDAMENTAL INVESTMENT POLICIES

The Fund’s existing fundamental investment policies, including those recommended to be eliminated, are detailed in Appendix B. If the Fund’s shareholders approve Proposal 3, the elimination of such policies of the Fund will be effective as of the date the Fund’s registration statement is updated and reflects such changes to the Fund’s fundamental investment policies, which is anticipated to be on or about October 28, 2014.

INTRODUCTION TO PROPOSAL 3

Certain of the Fund’s current fundamental investment policies are restatements of restrictions that are already included within the 1940 Act, and thus are applicable to the Fund regardless of whether it is stated as a fundamental investment policy. Other current fundamental investment policies are more restrictive than current SEC staff interpretations or are otherwise not required. The investment adviser has recommended, and the Board has determined, that these types of policies (referred to in this Proposal 3 as “the Restrictions”) should be eliminated and that their elimination is consistent with federal securities laws.

Elimination of the Restrictions would enable the Fund to be managed in accordance with the then-current requirements of the 1940 Act, without being constrained by additional and unnecessary limitations. The Board believes that the elimination of the Restrictions is in the best interest of the Fund’s shareholders as it will provide the Fund with increased flexibility to

10

pursue its investment objectives and will enhance the investment adviser’s ability to manage the Fund’s assets in a changing investment environment.

At this time the Board does not anticipate that eliminating the applicable Restrictions will result in any additional material risk to the Fund. If this Proposal 3 is approved, the Fund will continue to be subject to the limitations of the 1940 Act and the rules thereunder, SEC staff interpretations and exemptive orders granted under the 1940 Act. Moreover, the Fund does not currently intend to change its present investment practices as a result of eliminating such Restrictions. However, as is currently the case, the Board, typically upon the recommendation of its investment adviser, may change or modify the way the Fund is managed in the future, as contemplated by the proposed amendments to, or elimination of, the applicable investment policies. If the Board in the future modifies materially the way the Fund is managed to take advantage of such increased flexibility, the Fund will make the necessary disclosures to shareholders, including amending its prospectus and/or SAI, as appropriate.

If Proposal 3 is approved, the Fund’s bylaws will be amended to eliminate the fundamental investment policies. If the Proposal is not approved by shareholders, the current fundamental investment policy or policies to which the Proposal relates will remain in effect. If you want to vote to maintain one or more of these policies you may vote “AGAINST” this Proposal 3. The Board of the Fund recommends that you vote “FOR” Proposal 3.

PROPOSAL 3

Eliminate the fundamental investment policies relating to:

(i) Investing in securities having unlimited liability;

(ii) Engaging in short sales;

(iii) Per country ownership limits of 35% of the Fund’s assets; and

(iv) Diversification standards that, with respect to 75% of the Fund’s assets, limit investment in securities of any one issuer to 5% of Fund assets, as well as ownership of any one issuer’s outstanding voting securities to 10%

The Fund’s existing fundamental investment policies, including those recommended to be eliminated, are detailed in Appendix B.

The investment adviser has recommended, and the Board has determined, that these policies be eliminated and that their elimination is consistent with federal securities laws. The Restrictions recommended to be eliminated consist of all of the Fund’s fundamental investment policies other than those proposed in Sub-Proposals 2A through 2F and other than one fundamental investment policy regarding investing in companies for the purpose of management or control, which will remain as is. By reducing the total number of investment policies that can be changed only by a shareholder vote, the Board believes that the Fund will be able to reduce the costs and delays associated with holding future shareholder meetings for the purpose of revising fundamental investment policies that become outdated or inappropriate. Elimination of the fundamental investment policies would also enable the Fund to be managed in accordance with the then-current requirements of the 1940 Act, without being constrained by additional and unnecessary limitations. The Board believes that the elimination of the Restrictions is in the best interest of the Fund’s shareholders as it will provide the Fund with increased flexibility to pursue its investment objectives and will enhance the

11

investment adviser’s ability to manage the Fund’s assets in a changing investment environment.

At this time the Board does not anticipate that eliminating the applicable fundamental investment policies will result in any additional material risk to the Fund. If this Proposal 3 is approved, the Fund will continue to be subject to the limitations of the 1940 Act, and any rule, SEC staff interpretation and exemptive orders granted under the 1940 Act. Moreover, the Fund does not currently intend to change its present investment practices as a result of eliminating such Restrictions.

THE BOARD RECOMMENDS THAT YOU

VOTE “FOR” PROPOSAL 3.

FURTHER INFORMATION ABOUT VOTING AND THE MEETING

Other Business

No business other than the matters described above is expected to come before the Shareholder Meeting, but should any other matter requiring a vote of the Fund’s shareholders arise, including any questions as to an adjournment or postponement of the Shareholder Meeting, the persons designated as proxies named on the enclosed proxy card will vote on such matters in accordance with the views of management.

Shareholder Proposals

The Fund does not hold annual shareholders meetings. Meetings of shareholders may be called from time to time by either the Fund or the shareholders. Shareholder proposals that comply with applicable rules under the Securities Exchange Act of 1934 may be included in a Fund’s proxy statement for a particular meeting. The rules currently require that for future shareholder meetings, the shareholder must be a record or beneficial owner of Fund shares either (i) with a value of at least $2,000 or (ii) in an amount representing at least 1% of the Fund’s securities to be voted, at the time the proposal is submitted and for one year prior thereto, and must continue to own such shares through the date on which the meeting is held. In addition, the rules require that a proposal submitted for inclusion in the Fund’s proxy materials for a subsequent shareholders meeting be received by the Fund a reasonable time before the Fund begins to print and mail the proxy materials for that meeting. A proposal submitted less than a reasonable time before the Fund begins to print and mail the proxy materials will be deemed untimely and will not be included in the Fund’s proxy statement for the subsequent meeting. The fact that the Fund receives a proposal from a qualified shareholder in a timely manner does not ensure its inclusion in the proxy materials because there are other requirements under the proxy rules for such inclusion.

Any shareholder proposals for inclusion in proxy materials for a subsequent shareholders meeting must be submitted in writing to the Secretary of the Fund, at 333 South Hope Street,

12

55th Floor, Los Angeles, California 90071. Any such proposals must comply with all the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

By order of the Board of Directors,

Laurie D. Neat
Secretary

August 28, 2014

13

Appendix A

The following table identifies those investors who own of record or are known by the Fund to own beneficially 5% or more of its shares as of the opening of business on July 31, 2014.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class[1]
%
%
%

1 The Fund only has one share class of securities.

[As of July 31, 2014, the Directors and Officers of the Fund owned beneficially in aggregate less than 1% of the outstanding shares of such Fund.]

A-1

Appendix B

PROPOSED FUNDAMENTAL INVESTMENT POLICIES

1. Except as permitted by (i) the 1940 Act and the rules and regulations thereunder, or other successor law governing the regulation of registered investment companies, or interpretations or modifications thereof by the SEC, SEC staff or other authority of competent jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority of competent jurisdiction, the Fund may not:

a. Borrow money;

b. Issue senior securities;

c. Underwrite the securities of other issuers;

d. Purchase or sell real estate or commodities;

e. Make loans; or

f. Purchase the securities of any issuer if, as a result of such purchase, the Fund's investments would be concentrated in any particular industry.

2. Invest for Management or Control. The Fund may not invest in companies for the purpose of exercising control or management.

B-1

	Current Fundamental Investment Policies	Proposed Fundamental Investment Policy Changes
The Fund will NOT:
1.	Invest in securities having unlimited liability;	Eliminate.
2.

Issue senior securities (except warrants issued to the Fund’s shareholders and except as may arise in connection with certain security purchases, all subject to limits imposed by the Investment Company Act of 1940 (the “1940 Act”)),

borrow money (except that the Fund may borrow (i) in connection with hedging a particular currency exposure and (ii) from banks for temporary or emergency purposes, such borrowings not to exceed 5% of the value of its total assets (excluding the amount borrowed)), and pledge its assets (except to secure such borrowings);

Replace with policy 1b above (Issuing senior securities). Replace with policy 1a above (Borrowing money).
3.

Invest in commodities, commodity contracts or land, although it may purchase and sell securities which are secured by real estate or commodities and securities of companies which invest or deal in real estate or commodities, and it may purchase and sell spot or forward currency contracts or currency futures contracts for hedging purposes or to minimize currency conversion costs in connection with specific securities transactions;

Replace with policy 1d above (Investing in commodities).
4.	Make investments for the purpose of exercising control or management;	Remains the same (see policy 2 above).
5.	Engage in short sales or maintain a short position, although for tax purposes it may sell securities short against the box;	Eliminate.
B-2

Current Fundamental Investment Policies	Proposed Fundamental Investment Policy Changes
The Fund will NOT:

6.

Purchase any security (other than marketable obligations of a national government or its agencies or instrumentalities) if as a result:

(i) more than 35% of its assets would be invested in the securities of companies domiciled in any one country; or

(ii) with respect to 75% of its total assets, more than 5% of its total assets would be invested in the securities of any single issuer; or

(iii) 25% or more of its total assets would be invested in issuers whose primary business is in a single industry;

Eliminate. Eliminate. Replace with policy 1f above (Concentration).
7.	Act as underwriter except to the extent that, in connection with the disposition of portfolio securities, it may be deemed to be an underwriter under applicable securities laws;	Replace with policy 1c above (Underwriting).
8.

Lend any Funds or other assets, except that the Fund may, consistent with its investment objectives and policies: (i) invest in debt obligations including bonds, debentures, loan participations or other debt securities in which financial institutions generally invest, bankers’ acceptances and commercial paper, even though the purchase of such obligations may be deemed to be the making of loans; (ii) enter into repurchase agreements; and (iii) lend its portfolio securities in accordance with applicable guidelines established by the U.S. Securities and Exchange Commission (“SEC”); and

Replace with policy 1e above (Making loans).
9.	Purchase any securities if as a result, with respect to 75% of its total assets, the Fund would own more than 10% of the outstanding voting securities of any one issuer.	Eliminate.

B-3

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

EASY VOTING OPTIONS:
[SCAN CODE] VOTE ON THE INTERNET Log on to: www.proxy-direct.com or scan the QR code Follow the on-screen instructions available 24 hours
[PHONE] VOTE BY PHONE Call 1-800-337-3503 Follow the recorded instructions available 24 hours
[MAILBOX] VOTE BY MAIL Vote, sign and date this Proxy Card and return in the postage-paid envelope
[BALLOT BOX] VOTE IN PERSON Attend Shareholder Meeting 333 South Hope Street Los Angeles, CA 90071 on October 22, 2014

Please detach at perforation before mailing.

PROXY	PROXY

 EMERGING MARKETS GROWTH FUND, INC.

FOR THE MEETING OF SHAREHOLDERS

TO BE HELD OCTOBER 22, 2014

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby acknowledges receipt of the Notice of Meeting of Shareholders and the accompanying Proxy Statement. The undersigned, revoking all previous proxies, hereby appoints Walter R. Burkley, Peter C. Kelly, Victor D. Kohn, Laurie D. Neat and Shaw B. Wagener, and each of them, his/her true and lawful agents and proxies with full power of substitution to represent and vote on behalf of the undersigned at the Meeting of Shareholders of Emerging Markets Growth Fund, Inc. to be held at the offices of Capital International, Inc., 333 South Hope Street, 54th Floor, Los Angeles, California, on Wednesday, October 22, 2014 at 11:00 a.m., Pacific time, and any adjournments or postponements thereof on all matters coming before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder or, if no direction is indicated, your shares will be “FOR” all Proposals and in accordance with the discretion of the proxies as to any other matter that is properly presented at the Meeting of Shareholders.

VOTE VIA THE INTERNET: www.proxy-direct.com

VOTE VIA TELEPHONE: 1-800-337-3503

Note: Please sign exactly as your name(s) appear on this card. Joint owners should each sign individually. Corporate proxies should be signed in full corporate name by an authorized officer. Fiduciaries should give full titles.

Signature and Title, if applicable

Signature (if held jointly)

Date

EMG_25901_072814

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED ABOVE.

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for Emerging Markets Growth Fund, Inc.

Meeting of Shareholders to Be Held on October 22, 2014.

The proxy materials for the meeting are available at: https://www.proxy-direct.com/emg-25901.

IF YOU VOTE ON THE INTERNET OR BY TELEPHONE,

YOU NEED NOT RETURN THIS PROXY CARD

Please detach at perforation before mailing.

THE BOARD OF DIRECTORS OF THE FUND RECOMMENDS THAT YOU VOTE “FOR” ALL PROPOSALS.

PLEASE MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ■

	FOR	AGAINST	ABSTAIN
1. Eliminating certain of the Fund’s fundamental policies in connection with converting the Fund to an open-end, daily-valued fund.	□	□	□
2. Updating certain of the Fund's fundamental investment policies.
2A. The policy regarding borrowing.	□	□	□
2B. The policy regarding issuance of senior securities.	□	□	□
2C. The policy regarding underwriting.	□	□	□
2D. The policy regarding investments in commodities or real estate.	□	□	□
2E. The policy regarding lending.	□	□	□
2F. The policy regarding industry concentration.	□	□	□
3. Eliminating certain of the Fund’s fundamental investment policies.	□	□	□

PLEASE SIGN AND DATE ON THE REVERSE SIDE BEFORE MAILING.

EMG_25901_072814